Exhibit 99.1

CXN Announces Majority Consent to Nominate New Chairman and President

Friday October 1, 9:41 am ET

MONTREAL—(BUSINESS WIRE)—Oct. 1, 2004—China Xin Network Media Corporation (NASD OTCBB: CXIN) announced today that a special shareholders meeting was held and witnessed in the presence of the company’s auditors at 3pm on September 30, 2004 in Montreal, Canada, where shareholders representing a majority voted to remove all directors and officers of the company and nominate Jean-Francois Amyot as Chairman, President and CEO.

Several meetings have been held previously between majority shareholders and management to try to resolve ongoing differences. Since no satisfactory accord could be obtained, shareholders representing 184,222,496 common share or 55% of the total issued and outstanding proceeded to vote for the removal of Michael Tremis as Chairman, President and CEO as well as vote for the removal of Michael Iafogiola, Philippe Canning, Kerry Schacter and Daniel Bernesi as directors and officers of the company and nominated Jean-Francois Amyot as Chairman, President and CEO to hold said office until the next shareholders meeting.

Due to this major change, new management will work to file the annual report (form 10K) as soon as possible as well as all necessary filing required by the SEC and the NASD. Management expects that all filings will be up to date by no later than October 15, 2004.

“The shareholders requested that I come back to the company to manage the licensing of the technology obtained with the acquisition of Bio-Tracking and to develop a strategic plan for the future of the corporation.” said Jean-Francois Amyot, Chairman, President and CEO. “I am committed to our shareholders, partners, supplier and business associates and I look forward to implementing a viable business going forward.” Further added Mr. Amyot.

Mr. Amyot is senior general partner at Finkelstein Capital, a mergers and acquisition consulting firm specializing in the SmallCap securities market. Mr. Amyot is also a Board member of Vectoria Inc./ Satelinx International, a publicly traded company (NASD OTCBB: VTRR). Prior to becoming a senior partner of Finkelstein Capital, Mr. Amyot served as Chairman, President and Chief Executive Officer of China Xin Network Media Corporation. Prior to his position with China Xin Network Media Corporation, Mr. Amyot founded Options Management Services, a consulting firm specializing in international business development strategies and implementation of tactical sales force to the financial information industry. Mr. Amyot served as President of Options Management Services for seven (7) years and throughout those seven (7) years, the company supplied services to information providers such as Reuters, Standard & Poors, Market Communication Group, Starfish Systems and the MarketNet Group.

Important Information About Forward-Looking Statements

All statements in this news release that are other than statements of historical facts are forward-looking statements, which contain our current expectations about our future results. Forward-looking statements involve numerous risks and uncertainties. We have attempted to identify any forward-looking statements by using words such as “anticipates”, “believes”, “could”, “expects”, “intends”, “may”, “should” and other similar expressions. Although we believe that the expectations reflected in all of our forward-looking statements are reasonable, we can give no assurance that such expectations will prove to be correct.

A number of factors may affect our future results and may cause those results to differ materially from those indicated in any forward-looking statements made by us or on our behalf. Such factors include our limited operating history; our need for significant capital to finance internal growth as well as strategic acquisitions; our ability to attract and retain key employees and strategic partners; our ability to achieve and maintain profitability; fluctuations in the trading price and volume of our stock; competition from other providers of similar products and services; and other unanticipated future events and conditions.

Contact:

China Xin Network Media Corporation

Jean-Francois Amyot, 514-448-7490

Source: China Xin Network Media Corporation